Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-189057, 333-189057-01

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement Dated December 4, 2013

P R O S P E C T U S    S U P P L E M E N T

(To Prospectus dated June 3, 2013)

Retail Opportunity Investments Partnership, LP

$

            % Senior Notes due 2023

fully and unconditionally guaranteed by

Retail Opportunity Investments Corp.

Retail Opportunity Investments Partnership, LP, or the Operating Partnership, will pay interest on the notes on              and              of each year. The first payment will be made on             , 2014. The notes will mature on             , 2023. The Operating Partnership has the option to redeem the notes prior to maturity, in whole at any time or in part from time to time, at the redemption prices described under the caption “Description of the notes and guarantee—Optional redemption at our election” in this prospectus supplement.

The notes are senior unsecured debt securities and rank equally in right of payment with all of the Operating Partnership’s other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be fully and unconditionally guaranteed by Retail Opportunity Investments Corp., or the Company, the sole member of the sole general partner of the Operating Partnership. The Company does not have any significant assets other than its direct and indirect investment in the Operating Partnership.

The notes are a new issue of securities with no prior market. The Operating Partnership does not intend to list the notes on any national securities exchange or have the notes quoted on any automated dealer quotation system.

Investing in the notes involves risks. See “Supplemental risk factors” beginning on page S-6 of this prospectus supplement, as well as the “Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2012, before making a decision to invest in the notes.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to the Operating Partnership
Per Note	%	%	%
Total	$	$	$

(1)	Plus accrued interest, if any, from , 2013, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company on or about                     , 2013.

Joint Book-Running Managers

J.P. Morgan	US Bancorp	Wells Fargo Securities

The date of this prospectus supplement is                     , 2013.

i

About this prospectus supplement

Retail Opportunity Investments Partnership, LP, or the Operating Partnership, is a Delaware limited partnership, and Retail Opportunity Investments Corp., a Maryland corporation, or the Company, is the sole member of the sole general partner of the Operating Partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus supplement and the accompanying prospectus, “we,” “us” and “our” refer collectively to the Company, the Operating Partnership and the Company’s other subsidiaries.

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The shelf registration statement became effective under the Securities Act of 1933, as amended, or the Securities Act, on June 3, 2013. In this prospectus supplement, we provide you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, include important information about us, the terms of the notes and the guarantee and other information you should know before making a decision to invest in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement, including documents incorporated by reference herein, is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the heading “Where you can find more information” in this prospectus supplement and in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of this offering. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are offering to sell and are seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus, as well as information that we previously filed and may file with the SEC that is incorporated by reference herein and therein, is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of notes. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since that date.

Prospectus supplement summary

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before making a decision to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Supplemental risk factors” in this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, the consolidated financial statements and statements of revenues and certain expenses of certain of our properties incorporated by reference into this prospectus supplement and the accompanying prospectus and the other documents incorporated by reference herein, before making an investment decision. Retail Opportunity Investments Partnership, LP, or the Operating Partnership, is a Delaware limited partnership, and Retail Opportunity Investments Corp., a Maryland corporation, or the Company, is the sole member of the sole general partner of the Operating Partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus supplement and the accompanying prospectus, “we,” “us” and “our” refer collectively to the Company, the Operating Partnership and the Company’s other subsidiaries.

Overview

Retail Opportunity Investments Corp. is a fully integrated and self-managed real estate investment trust, or REIT. We specialize in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers in the western region of the United States anchored by national and regional supermarkets and drugstores. We refer to the properties we target for investments as our target assets.

We are organized in a traditional umbrella partnership real estate investment trust, or UpREIT, format pursuant to which our wholly owned subsidiary, Retail Opportunity Investments GP, LLC, serves as the sole general partner of, and we conduct substantially all of our business through, the Operating Partnership and its subsidiaries. At September 30, 2013, the Company also owned 95.6% of the partnership interests in the Operating Partnership.

Corporate Information

Our principal executive offices are located at 8905 Towne Centre Drive, San Diego, California 92122. Our telephone number at that location is (858) 677-0900.

Country Club Village

In November 2013, we acquired Country Club Village for $30.5 million. The shopping center is 111,172 square feet and is anchored by Walmart Neighborhood Market and CVS Pharmacy. The property is located in San Ramon, California, in the heart of the East Bay in Northern California and is currently 90% leased.

The offering

The following summary contains basic information about the notes and the guarantee and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of the notes and the guarantee.”

Issuer	Retail Opportunity Investments Partnership, LP

Securities Offered	$ aggregate principal amount of % Senior Notes due , 2023.
Guarantor	Retail Opportunity Investments Corp.

Guarantee	The notes will be fully and unconditionally guaranteed by the Company. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with other senior unsecured indebtedness of the Company from time to time outstanding. The Company does not have any significant assets other than its investment in the Operating Partnership and has no significant operations other than as the sole member of the sole general partner of the Operating Partnership.

Maturity Date	The notes will mature on , 2023, unless redeemed, for cash, at the Operating Partnership’s option prior to such date.

Interest Rate	% per year, accruing from , 2013.

Interest Payment Dates	and of each year, beginning on , 2014.

Optional Redemption	The Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, for cash, in each case prior to , 2023 (three months prior to the stated maturity date of the notes), at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) a “make-whole” amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. In addition, at any time on or after , 2023 (three months prior to the stated maturity date of the notes), the Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

Use of Proceeds

The net proceeds from the sale of the notes are estimated to be approximately $            million after deducting the underwriting discount and our estimated offering expenses. The Operating Partnership intends to use the net proceeds from this offering for the repayment and refinancing of debt, including outstanding borrowings under our $350.0 million unsecured revolving credit facility and/or our

$200.0 million unsecured term loan and for general corporate purposes. As of September 30, 2013, we had approximately $174.8 million outstanding on our unsecured revolving credit facility and $200.0 million outstanding on our unsecured term loan.

Conflicts of Interest	Affiliates of certain of the underwriters are lenders under our $350.0 million unsecured revolving credit facility and our $200.0 million unsecured term loan and will receive their pro rata portions of borrowings repaid thereunder. See “Underwriting (conflicts of interest)—Conflicts of interest” in this prospectus supplement.

Restrictive Covenants	The indenture that will govern the notes will contain covenants that require the Operating Partnership and its subsidiaries to maintain at all times a specified ratio of unencumbered assets to unsecured debt and will limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness and to meet a debt service coverage test before incurring new debt. However, those covenants are subject to significant exceptions. In addition, our ability to consummate a merger, consolidation or a transfer of our properties and assets substantially as an entirety to another person may be limited. For additional information, see “Description of the notes and the guarantee—Certain Covenants.”

Ranking	The notes will be the senior unsecured indebtedness of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other senior unsecured indebtedness and other liabilities from time to time outstanding, and effectively junior to (i) all of the indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the Operating Partnership’s subsidiaries, and (ii) all of the Operating Partnership’s indebtedness that is secured by the Operating Partnership’s assets, to the extent of the value of the collateral securing such indebtedness outstanding.

As of September 30, 2013, the Operating Partnership had on a consolidated basis $528.6 million of indebtedness and other liabilities outstanding (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt of subsidiaries), of which $0 was senior secured indebtedness and $374.8 million was senior unsecured indebtedness of the Operating Partnership and $120.7 million was secured indebtedness of its subsidiaries. As of September 30, 2013, the subsidiaries of the Operating Partnership had indebtedness and other liabilities outstanding of $153.8 million (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt of subsidiaries) and no preferred equity outstanding.

On August 30, 2013, we entered into amendments to our unsecured revolving credit facility and our unsecured term loan, which provide that upon the Operating Partnership’s issuance of unsecured bonds, in a public offering or private offering to institutional investors, which are obligations solely of the Operating Partnership and/or the Company, the subsidiaries acting as guarantors under our unsecured revolving credit facility and our unsecured term loan shall, upon the satisfaction of certain conditions, be released as guarantors under such facilities.

Further Issuances	The Operating Partnership may, from time to time, without notice to or the consent of the holders of the notes offered by this prospectus supplement, increase the principal amount of this series of notes under the indenture and issue such additional debt securities, in which case any additional debt securities so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes offered by this prospectus supplement, and such additional debt securities will form a single series with the notes offered by this prospectus supplement.

No Public Market	The notes are a new issue of securities with no prior market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making at any time without notice to or consent of existing noteholders.

Book-Entry Form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Risk Factors	You should read carefully the “Supplemental Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the “Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2012, before making a decision to invest in the notes.

Trustee	Wells Fargo Bank, National Association

Governing Law	State of New York

Supplemental risk factors

You should carefully consider the risks described below and the risks described under the heading “Risk Factors” on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2012, before making an investment decision. You should also refer to the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the consolidated financial statements and statements of revenues and certain expenses of certain of our properties, incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below and in the documents incorporated by reference herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect us. If certain of the risks described below or in the risk factors incorporated by reference herein actually occur, our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the ability of the Operating Partnership and the Company to satisfy their respective obligations with respect to their indebtedness (including the notes and the guarantee) would suffer, potentially materially. In that event the trading price of the notes could decline, and you may lose all or part of your investment. The risk factors discussed below and incorporated by reference herein also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Statements regarding forward-looking information.”

Risks Related to this Offering

The Operating Partnership may not be able to meet its debt service obligations under the notes.

As of September 30, 2013, the Operating Partnership had on a consolidated basis $528.6 million of indebtedness and other liabilities outstanding (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt of subsidiaries), of which $495.5 million represented outstanding indebtedness. We have a $350.0 million revolving credit facility, under which approximately $175.2 million was available at September 30, 2013.

Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•

our cash flow may be insufficient to meet our debt service obligations with respect to the notes and our other indebtedness, which would enable lenders and other debtholders to accelerate the maturity of their indebtedness, or be insufficient to fund other important business uses after meeting such obligations;

•

we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

•	because a significant portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•

we may default on our secured indebtedness and the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and we may violate restrictive covenants in our debt agreements, which would entitle lenders and other debtholders to accelerate the maturity of their indebtedness; and

•	we may be unable to raise additional funds as needed or on favorable terms.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations and prospects, as well as the ability of the Operating Partnership and the Company to satisfy their respective obligations with respect to their indebtedness (including the notes and the guarantee), could be materially and adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder the Company’s ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended, or the Code.

The effective subordination of the notes may limit the Operating Partnership’s ability to meet its debt service obligations under the notes.

The notes will be senior unsecured indebtedness of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to all of the secured indebtedness of the Operating Partnership to the extent of the value of the collateral securing such indebtedness. While the indenture governing the notes will limit our ability to incur secured indebtedness in the future, it will not prohibit us from incurring such indebtedness if we are in compliance with certain financial ratios and other requirements at the time of its incurrence. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

The notes also will be effectively subordinated to all liabilities, whether secured or unsecured, and any preferred equity of the subsidiaries of the Operating Partnership. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, the Operating Partnership, as a common equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. Furthermore, while the indenture governing the notes will limit the ability of our subsidiaries to incur additional indebtedness in the future, it will not prohibit our subsidiaries from incurring such indebtedness if such subsidiaries are in compliance with certain financial ratios and other requirements at the time of its incurrence.

As of September 30, 2013, the Operating Partnership had on a consolidated basis $528.6 million of indebtedness and other liabilities outstanding (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt of subsidiaries), of which $0 was senior secured indebtedness and $374.8 million was senior unsecured indebtedness of the Operating Partnership and $120.7 million was secured indebtedness of its subsidiaries. As of September 30, 2013, the subsidiaries of the Operating Partnership had indebtedness and other liabilities outstanding of $153.8 million outstanding (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt of subsidiaries) and no preferred equity outstanding.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to meet our debt service obligations on, and to refinance, our indebtedness, including the notes, and to fund our operations, working capital, acquisitions, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us on favorable terms, or at all, in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, including the notes, or to fund our other important business uses. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

We may need to refinance all or a portion of our indebtedness, including the notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, liquidity, results of operations and prospects and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, or obtain additional financing on favorable terms, or at all.

If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may be unable to meet all of our debt service obligations, including payments on the notes. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all.

In addition to our unsecured term loan, borrowings under our unsecured revolving credit facility and other outstanding indebtedness, we may still incur significantly more indebtedness in the future, which would exacerbate any or all of the risks described above.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our unsecured term loan and our unsecured revolving credit facility and certain other unsecured indebtedness do, and the indenture governing the notes will, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described above, including the Operating Partnership’s and the Company’s inability to meet their respective debt service obligations on their indebtedness (including the notes and the guarantee), would be exacerbated.

The Company has no significant operations, other than as the sole member of the sole general partner of the Operating Partnership, and no significant assets, other than its investment in the Operating Partnership.

The notes will be fully and unconditionally guaranteed by the Company. However, the Company has no significant operations, other than as the sole member of the sole general partner of the Operating Partnership, and no significant assets, other than its investment in the Operating Partnership. Furthermore, the Company’s guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, of its subsidiaries (including the Operating Partnership and any entity the Company accounts for under the equity method of accounting). As of September 30, 2013, the Company’s subsidiaries had $528.6 million of total liabilities (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt of subsidiaries) and no preferred equity outstanding. In addition, unless the Company has outstanding any guarantee of indebtedness of the Operating Partnership other than the notes, it will not be an Event of Default under the notes if the Company’s guarantee of the notes is not (or is claimed by the Company not to be) in full force and effect.

The indenture governing the notes will contain restrictive covenants that restrict our ability to expand or fully pursue our business strategies.

The indenture governing the notes will contain financial and operating covenants that, among other things, will restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to consummate a merger, consolidation or a transfer of our properties and assets substantially as an entirety to another person.

In addition, our unsecured term loan, unsecured revolving credit facility and certain other debt agreements require us to meet specified financial ratios and the indenture governing the notes will require the Operating Partnership to limit the total amount of its debt and the total amount of its secured debt, to maintain at all times a specified ratio of unencumbered assets to unsecured debt and to meet a debt service coverage ratio before incurring new debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the notes, our unsecured term loan, unsecured revolving credit facility and certain other debt agreements may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such indebtedness and potentially other indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.

There is no prior market for the notes, so if an active trading market does not develop or is not maintained for the notes, you may not be able to resell them on favorable terms when desired, or at all.

Prior to this offering, there was no market for the notes and we cannot assure you that an active trading market will ever develop for the notes or, if one develops, will be maintained. Furthermore, we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have informed us that they currently intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market making at any time without notice to or the consent of existing noteholders. The lack of a trading market could adversely affect your ability to sell the notes when desired, or at all, and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, liquidity, results of operations and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our financial condition, liquidity, results of operations, funds from operations or prospects.

The market price for the notes may be volatile.

The market price of the notes may be highly volatile and be subject to wide fluctuations. The market price of the note may fluctuate as a result of factors that are beyond our control or unrelated to our historical financial performance and condition, liquidity and prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market price of your notes is likely to decline. We cannot predict the future level of market interest rates.

An adverse action to our credit ratings could have a materially adverse effect on us and the market price of the notes.

The credit ratings assigned to the notes could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and distributions on the Company’s common stock and the market price of the notes.

Statements regarding forward-looking statements

When used in this discussion and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” and similar expressions are intended to identify forward-looking statements within the meaning of that term in Section 27A of the Securities Act and in Section 21F of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Actual results may differ materially due to uncertainties, including:

•	our ability to identify and acquire retail real estate investments that meet our investment standards in our target markets;

•	the level of rental revenue and net interest income we achieve from our target assets;

•	the market value of our assets and the supply of, and demand for, retail real estate investments in which we invest;

•	the state of the U.S. economy generally, or in specific geographic regions;

•	the impact of economic conditions on our business;

•	the conditions in the local markets in which we operate and our concentration in those markets, as well as changes in national economic and market conditions;

•	consumer spending and confidence trends;

•	our ability to enter into new leases or to renew leases with existing tenants at the properties we own or acquire at favorable rates;

•	our ability to anticipate changes in consumer buying practices and the space needs of tenants;

•	the competitive landscape impacting the properties we own or acquire and their tenants;

•	our relationships with our tenants and their financial condition and liquidity;

•	our ability to continue to qualify as a REIT for U.S. federal income tax purposes;

•

our use of debt as part of our financing strategy and our ability to make payments or to comply with any covenants under the notes or any other borrowings or other debt facilities we currently have or subsequently obtain;

•	the level of our operating expenses, including amounts we are required to pay to our management team and to engage third party property managers;

•	changes in interest rates that could impact the market price of our common stock and the cost of our borrowings; and

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs).

We caution that the foregoing list of factors is not all-inclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described above or included in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to the notes.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Supplemental risk factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.

Ratio of earnings to fixed charges

The following tables set forth the Company’s ratio of earnings to fixed charges and the Operating Partnership’s ratio of earnings to fixed charges for the periods indicated. The ratios were computed by dividing earnings by fixed charges. For purposes of calculating the ratios, “earnings” represent net income (loss) less equity in earnings from unconsolidated joint ventures and interest capitalized plus fixed charges and distribution of cumulative earnings from unconsolidated joint ventures. “Fixed charges” consist of interest expense, interest capitalized and amortization of financing costs, whether expensed or capitalized. This ratio is calculated in accordance with accounting principles generally accepted in the United States.

Retail Opportunity Investments Corp.

	Nine months ended September 30, 2013	Year ended December 31,
		2012	2011	2010	2009		2008

Ratio of earnings to fixed charges	3.56x	1.60x	2.52x	0.85x	—	(1)	—	(1)

(1)	Retail Opportunity Investments Corp. had no fixed charges during the period and accordingly no ratios are shown.

Retail Opportunity Investments Partnership, LP

	Nine months ended September 30, 2013	Year ended December 31,
		2012	2011	2010	2009

Ratio of earnings to fixed charges	3.56x	1.60x	2.52x	0.85x	—	(1)(2)

(1)	Retail Opportunity Investments Partnership, LP was formed on October 21, 2009.
(2)	Retail Opportunity Investments Partnership, LP had no fixed charges during the period and accordingly no ratios are shown.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us. The Operating Partnership intends to use the net proceeds from this offering for the repayment and refinancing of debt, including outstanding borrowings under our $350.0 million unsecured revolving credit facility and/or our $200.0 million unsecured term loan, and for general corporate purposes.

U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is a Co-Documentation Agent and lender, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, JPMorgan Chase Bank. N.A., an affiliate of J.P. Morgan Securities LLC, and affiliates of certain of the other underwriters are lenders under our $350.0 million unsecured revolving credit facility and our $200.0 million unsecured term loan. Accordingly, affiliates of U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and certain of the other underwriters which are lenders under our unsecured revolving credit facility and our unsecured term loan, will receive their pro rata portions of the borrowings repaid thereunder, and the amount received by such affiliates through the repayment of those borrowings may exceed 5% of the proceeds of this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., or FINRA. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (conflicts of interest)—Conflicts of interest” in this prospectus supplement.

As of September 30, 2013, we had approximately $174.8 million outstanding on our unsecured revolving credit facility and $200.0 million outstanding on our unsecured term loan. The initial maturity date of our unsecured revolving credit facility is August 29, 2017, subject to a one-year extension option, which may be exercised by us upon satisfaction of certain conditions. The maturity date of our unsecured term loan is August 29, 2017. Borrowings under our unsecured revolving credit facility and our unsecured term loan bear interest on the outstanding principal amount at respective applicable rates based on our credit rating level, plus, as applicable, (i) a LIBOR rate determined by reference to the cost of funds for U.S. Dollar deposits for the relevant period, or the Eurodollar Rate, or (ii) a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest announced by KeyBank National Association as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The interest rate, as of December 2, 2013, on our unsecured revolving credit facility was 1.27% per annum. The interest rate, as of December 2, 2013, on our unsecured term loan was 1.52% per annum.

Capitalization

The following table sets forth the Operating Partnership’s capitalization as of September 30, 2013, on an actual basis and an as adjusted basis to give effect to: (1) this offering and (2) the application of the net proceeds of this offering to reduce outstanding borrowings under our unsecured revolving credit facility and/or unsecured term loan as described in “Use of proceeds” in this prospectus supplement.

This table should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and incorporated by reference herein and in the accompanying prospectus.

	As of September 30, 2013
	Actual	As adjusted

Debt:
Unsecured Notes Payable	$—	$
Term Loan	200,000,000		200,000,000
Credit Facility(1)	174,750,000
Mortgage notes payable(2)	120,688,102		120,688,102
Noncontrolling interest	31,470,897		31,470,897
Partner’s capital	687,946,094		687,946,094

Total Capitalization	$1,214,855,093	$

(1)	Excludes borrowings of approximately $87,700,000 incurred under our unsecured revolving credit facility subsequent to September 30, 2013 and through December 2, 2013.
(2)	Amount excludes debt premiums of $6,222,000 recorded upon the assumption of indebtedness in connection with our purchase of the corresponding properties.

Description of the notes and guarantee

The following description of the terms of the notes and related guarantee supplements, and, to the extent inconsistent, replaces, the description in the accompanying prospectus of the general terms and provisions of the debt securities and related guarantee, to which description reference is hereby made. The following summary of certain provisions of the notes, the related guarantee and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes, the related guarantee and the indenture. Certain terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the indenture, the notes or the related guarantee, as the case may be. As used in this section, “the Company” refers to Retail Opportunity Investments Corp. and the terms “we,” “us,” “our” or “the Operating Partnership” refer only to Retail Opportunity Investments Partnership, LP and not to any of its subsidiaries or the Company.

General

The notes will be issued pursuant to an indenture, to be dated as of             , 2013, by and among the Operating Partnership, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee, as supplemented as of             , 2013. You may request copies of the indenture and the form of the notes from us.

The notes will be our senior unsecured indebtedness and will rank equally in right of payment with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries. As of September 30, 2013, the Operating Partnership had on a consolidated basis $528.6 million of indebtedness and other liabilities outstanding (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt subsidiaries), of which $0 was senior secured indebtedness and $374.8 million was senior unsecured indebtedness of the Operating Partnership and $120.7 million was secured indebtedness of its subsidiaries. As of September 30, 2013, the subsidiaries of the Operating Partnership had total indebtedness and other liabilities outstanding of $153.8 million (excluding $6.2 million of unamortized debt premiums and discounts, and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt subsidiaries) and no preferred equity outstanding.

On August 30, 2013, we entered into amendments to our unsecured revolving credit facility and our unsecured term loan, which provide that upon the Operating Partnership’s issuance of unsecured bonds, in a public offering or private offering to institutional investors, which are obligations solely of the Operating Partnership and/or the Company, the subsidiaries acting as guarantors under our unsecured revolving credit facility and our unsecured term loan shall, upon the satisfaction of certain conditions, be released as guarantors under such facilities.

The notes will initially be limited to an aggregate principal amount of $         million. We may from time to time, without notice to or consent of existing note holders, create and issue additional debt securities having the same terms as the notes in all respects, except for the issue date and, under certain circumstances, the issue price, the date from which interest begins to accrue and the first payment of interest thereon, provided that such issuance complies with the covenants described under “—Certain Covenants.” Additional debt securities issued in this manner will be consolidated with, and will form a single series with, the notes; provided that such additional debt securities will be fungible with the notes for U.S. federal income tax purposes. The notes and any additional debt securities would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry System” in this prospectus supplement. The holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a New York business day, the payment otherwise required to be made on such date will be made on the next New York business day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to withhold from interest payments and payments upon a redemption or maturity of the notes any amounts we are required to withhold by law. For example, non-United States holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See “Supplemental U.S. federal income tax considerations —Non-U.S. holders.”

Except as described in this prospectus supplement under the headings “—Certain Covenants” and “—Merger, Consolidation and Transfer of Assets,” the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of:

•	a highly leveraged or similar transaction involving us or any of our affiliates;

•	a change of control involving us or the Company; or

•	a reorganization, restructuring, merger or similar transaction involving us or the Company that may adversely affect you.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so repurchased may not be reissued or resold and will be canceled promptly.

Guarantee

The Company will fully and unconditionally guarantee our obligations under the notes on a senior unsecured basis, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon acceleration, notice of redemption or otherwise. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other senior unsecured indebtedness of the Company. However, substantially all of the Company’s assets are held through the Operating Partnership that in turn holds substantially all of its properties and assets through subsidiaries. See “Supplemental risk factors—The Company has no significant operations, other than as the sole member of the sole general partner of the Operating Partnership, and no significant assets, other than its investment in the Operating Partnership.” Furthermore, the Company’s guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Operating Partnership and any entity the Company accounts for under the equity method of accounting). As of September 30, 2013, the Operating Partnership had $528.6 million of total consolidated liabilities (excluding $6.2 million of unamortized debt premiums and discounts and $58.4 million of acquired lease intangibles liability, net of accumulated amortization, and excluding intercompany debt and guarantees of debt of subsidiaries) and no outstanding preferred equity.

Interest

Interest on the notes will accrue at the rate of         % per year from and including             , 2013 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semiannually in arrears on             and             of each year, beginning on             , 2014. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the             or             (whether or not a New York business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

The notes will mature on            , 2023 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option, as described under “—Optional Redemption at Our Election” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional Redemption at Our Election

We may, at our option, redeem the notes, in whole at any time or in part from time to time, in each case prior to             , 2023 (three months prior to the stated maturity date of the notes), for cash, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due after the related redemption date but for such redemption, discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus             basis points, plus in each case unpaid interest, if any, accrued to, but not including, such redemption date. In addition, at any time on or after             , 2023 (three months prior to the stated maturity date of the notes), we may, at our option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the related redemption date. Notwithstanding the foregoing, interest will be payable to holders of the notes on the record date applicable to an interest payment date falling on or before a date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (2) if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means: (i) J.P. Morgan Securities LLC, a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc. and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC (or an affiliate of any of the foregoing that is a Primary Treasury Dealer); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (ii) two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to us (and provided to the trustee) by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third New York business day immediately preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third New York business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

In order to exercise our right of optional redemption, we (or, at our request, the trustee on our behalf) must deliver a notice of redemption to each holder of notes to be redeemed at least 30 days but not more than 60 days prior to the redemption date. Such notice of redemption shall specify the principal amount of the notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the redemption date, the redemption price, including accrued interest, if any, and the name and address of the paying agent(s) and that notes called for redemption in whole or in part must be surrendered to the paying agent to collect the redemption price. Once notice of redemption is delivered to holders, the notes called for redemption will become due and payable on the redemption date at the redemption price. No later than the New York business day prior to the redemption date, we will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the redemption price. Unless we default in payment of the redemption price, commencing on the redemption date interest on notes called for redemption will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price.

If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed by lot or, in its sole discretion, pro-rata or in accordance with the customary procedures of DTC. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Certain Covenants

Limitation on Indebtedness.     Neither the Company nor the Operating Partnership will Incur, or permit any of the Consolidated Subsidiaries to Incur, any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company, the Operating Partnership or any of the Consolidated Subsidiaries that, in each case, is subordinate in right of payment to the notes, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, the aggregate principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness, would be greater than 60% of the sum of, without duplication:

•	Total Assets as of the end of the fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company, the Operating Partnership or any of the Consolidated Subsidiaries since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

Limitation on Secured Debt.     In addition to the preceding limitation on the Incurrence of Indebtedness, neither the Company nor the Operating Partnership will Incur, or permit any of the Consolidated Subsidiaries to Incur, any Secured Debt, other than guarantees of Secured Debt Incurred by the Company, the Operating Partnership or any of the Consolidated Subsidiaries that, in each case, is subordinate in right of payment to the notes, if, immediately after giving effect to the Incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of outstanding Secured Debt would be greater than 40% of the sum of, without duplication:

•	Total Assets as of the end of the fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company, the Operating Partnership or any of the Consolidated Subsidiaries since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Secured Debt.

Maintenance of Unencumbered Assets.     The Company and the Operating Partnership will have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of outstanding Unsecured Debt, determined on a consolidated basis in accordance with GAAP.

Debt Service Test.     In addition to the preceding limitations on the Incurrence of Indebtedness, neither the Company nor the Operating Partnership will Incur, or permit any of the Consolidated Subsidiaries to Incur, any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company, the Operating Partnership or any of the Consolidated Subsidiaries that, in each case is subordinate in right of payment to the notes, if the ratio of Consolidated Income Available for Debt Service to Interest Expense for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be Incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the Incurrence of that Indebtedness and the application of the proceeds thereof, and calculated on the following assumptions:

•

such Indebtedness and any other Indebtedness Incurred by the Company, the Operating Partnership and the Consolidated Subsidiaries since the first day of such quarterly period and the application of the proceeds thereof, including to refinance other Indebtedness, had occurred on the first day of such period;

•

the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding bullet and not this bullet) by the Company, the Operating Partnership and the Consolidated Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

•

in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•

in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Company, the Operating Partnership or any of the Consolidated Subsidiaries from the first day of such four-quarter period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period with appropriate adjustments to Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Set forth below are certain defined terms used in this prospectus supplement and the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person is merged or consolidated with or into, or becomes a Consolidated Subsidiary of, the Company or the Operating Partnership , or (2) assumed by the Company, the Operating Partnership or any of the Consolidated Subsidiaries in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Consolidated Subsidiary of, the Company or the Operating Partnership or the date of the related acquisition, as the case may be.

“Consolidated Financial Statements” means, collectively, the consolidated financial statements and notes to those financial statements of the Company, the Operating Partnership and the Consolidated Subsidiaries prepared in accordance with GAAP.

“Consolidated Income Available for Debt Service” means, for any period of time, the Consolidated Net Income for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	Interest Expense on Indebtedness;

•	provision for taxes based on income;

•	depreciation, amortization and all other non-cash items deducted at arriving at Consolidated Net Income;

•	provision for gains and losses on sales or other dispositions of properties and other investments;

•	extraordinary items;

•	non-recurring items, as determined in good faith by the board of directors of the Company; and

•	noncontrolling interests.

In each case for such period, we will reasonably determine amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.

“Consolidated Net Income” means, for any period of time, the amount of net income, or loss, for the Company, the Operating Partnership and the Consolidated Subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for the Company, the Operating Partnership and the Consolidated Subsidiaries allocable to noncontrolling interests in unconsolidated Persons to the extent that cash dividends or distributions allocable to noncontrolling interests in unconsolidated Persons have not actually been received by the Company, the Operating Partnership or any of the Consolidated Subsidiaries, all determined in accordance with GAAP.

“Consolidated Subsidiary” means each Subsidiary of the Company or the Operating Partnership that is consolidated in the Consolidated Financial Statements in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any required calculation or determination.

“Incur” means, with respect to any Indebtedness or other obligation of the Company, the Operating Partnership or any of the Consolidated Subsidiaries, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligations of the Company, the Operating Partnership or any of the Consolidated Subsidiaries will be deemed to be Incurred by the Company, the Operating Partnership or such Consolidated Subsidiary whenever the Company, the Operating Partnership or such Consolidated Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness or other obligations of a Consolidated Subsidiary existing prior to the time it became a Consolidated Subsidiary will be deemed to be Incurred upon such Subsidiary becoming a Consolidated Subsidiary. Indebtedness or other obligations of a Person existing prior to a merger or consolidation of such Person with the Company, the Operating Partnership or any of the Consolidated Subsidiaries in which such Person is the successor to the Company, the Operating

Partnership or such Consolidated Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than the Company, the Operating Partnership or any Consolidated Subsidiary, or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not the Company, the Operating Partnership or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.

“Indebtedness” means, without duplication, any indebtedness of the Company, the Operating Partnership or any Consolidated Subsidiary, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by the Company, the Operating Partnership or any Consolidated Subsidiary; (b) indebtedness for borrowed money of a Person other than the Company, the Operating Partnership or any Consolidated Subsidiary which is secured by any lien on property owned by the Company, the Operating Partnership or any Consolidated Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value of the property subject to such lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by the Company, the Operating Partnership or any Consolidated Subsidiary as lessee which is reflected in the Consolidated Financial Statements as a capitalized lease in accordance with GAAP, to the extent, in the case of indebtedness under (a) through (c) above, that any such items (other than letters of credit) would appear as a liability in the Consolidated Financial Statements in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation by the Company, the Operating Partnership or any Consolidated Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Company, the Operating Partnership or any Consolidated Subsidiary) of the type described in clauses (a)-(d) above.

“Intercompany Indebtedness” means Indebtedness to which the only parties are any of the Company, the Operating Partnership and any Consolidated Subsidiary; provided, however, that with respect to any such Indebtedness of which the Company or the Operating Partnership is the borrower, such Indebtedness is subordinate in right of payment to the notes.

“Interest Expense” means, for any period of time, the maximum amount payable for interest on, and original issue discount of, Indebtedness, determined in accordance with GAAP.

“Person” means any individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Secured Debt” means, as of any date, that portion of principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness, of the Company, the Operating Partnership and the Consolidated Subsidiaries as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Subsidiary” means (1) any Person, a majority of the outstanding voting stock of which is owned or controlled, directly or indirectly, at the date of determination by the Operating Partnership or the Company, as the case may be, and/or one or more other Subsidiaries, and (2) any other Person which is or would be consolidated in the financial statements of the Operating Partnership or the Company as of the date of determination in accordance with GAAP. For purposes of this definition, “voting stock” means stock, partnership interests, membership interests or other equity interests having voting power to elect or direct the election of, or to appoint or approve the appointment of, at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means, as of any time, the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable and intangibles, of the Company, the Operating Partnership and the Consolidated Subsidiaries, all determined in accordance with GAAP.

“Total Unencumbered Assets” means, as of any time, the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Indebtedness and all other assets, excluding accounts receivable and intangibles, of the Company, the Operating Partnership and the Consolidated Subsidiaries not subject to a lien securing Indebtedness, all determined in accordance with GAAP; provided, however, that all investments by the Company, the Operating Partnership or the Consolidated Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other nonconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any time, the cost (original cost plus capital improvements) of the real estate assets of the Company, the Operating Partnership and the Consolidated Subsidiaries on such date, before depreciation and amortization, all determined in accordance with GAAP.

“Unsecured Debt” means that portion of the outstanding principal amount of Indebtedness, excluding Intercompany Indebtedness, that is not Secured Debt.

Merger, Consolidation and Transfer of Assets

The Operating Partnership will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)

the Person formed by the consolidation or into which the Operating Partnership is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Operating Partnership substantially as an entirety will be a Person organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes, by one or more supplemental indentures, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities issued under the indenture (including the notes) and the performance of every covenant of the indenture to be performed or observed by the Operating Partnership;

(2)	immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, will have occurred and be continuing; and

(3)	the Operating Partnership has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture and that all the conditions precedent relating to the transaction have been fulfilled.

Upon any such consolidation, merger or conveyance, transfer or lease, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture, and, except in the case of a lease, the Operating Partnership will be relieved of all obligations and covenants under the indenture and the debt securities issued thereunder (including the notes).

The indenture shall not prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which either the Company will be the continuing entity or the Company or its successor or successors shall be a party or parties, or shall prevent the conveyance, transfer or lease of any properties and assets of the Company substantially as an entirety to any Person (whether or not affiliated with the Company); provided, however, that the following conditions are met:

(1)	the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any consolidation or merger or which shall have received the conveyance, transfer or lease of assets shall be a Person organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes the obligations of the Company under the guarantee and the due and punctual performance and observance of all of the covenants and conditions in the indenture to be performed or observed by the Company;

(2)	immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, will have occurred and be continuing; and

(3)	the Operating Partnership has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture and that all the conditions precedent relating to the transaction have been fulfilled.

Upon any such consolidation or merger or any sale, conveyance, transfer or lease, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and, except in the case of a lease, the Company shall be released from all obligations and covenants under the indenture (including the guarantee of the notes).

Events of Default

The indenture provides that the following events are “Events of Default” with respect to the notes:

(1)	default for 30 days in the payment of any interest on the notes;

(2)	default in the payment of any principal of or premium, if any, on, the notes when due, whether at stated maturity, upon redemption, acceleration or otherwise;

(3)	the Company has outstanding any guarantee of indebtedness of the Operating Partnership other than the notes, and the guarantee of the Company is not (or is claimed by the Company not to be) in full force and effect with respect to the notes;

(4)	default in the performance, or breach, of any covenant or warranty of the Operating Partnership or the Company, as the case may be, in the indenture or any note not covered elsewhere in this section or in the guarantee of the Company (other than a covenant or warranty added to the indenture solely for the benefit of a series of debt securities) which shall not have been remedied for a period of 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

(5)	default by the Operating Partnership, the Company or any of their respective Subsidiaries under any bond, debenture, note, mortgage, indenture or instrument evidencing or securing recourse indebtedness of any such party with an aggregate principal amount outstanding of at least $25,000,000, which default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after written notice to the Operating Partnership as provided in the indenture; or

(6)	specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or the Company.

See “Description of Debt Securities—Events of Default and Remedies” in the accompanying prospectus for a description of rights, remedies and other matters relating to Events of Default.

Defeasance

Unless otherwise specified in this prospectus supplement, the Operating Partnership may take either of the following actions with respect to the notes:

(1)	The Operating Partnership may defease and be discharged from any and all obligations with respect to the notes. However, the Operating Partnership would continue to be obligated to pay any additional amounts resulting from assessment or governmental charges with respect to payments on the notes and the obligations to register the transfer or exchange of the notes. Additionally, the Operating Partnership would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen notes, for maintaining an office or agency in respect of the notes and for holding moneys for payment in trust.

(2)	With respect to the notes, the Operating Partnership may elect to effect covenant defeasance and be released from the Operating Partnership’s obligations to fulfill the covenants contained under the heading “Description of the notes and guarantee—Certain covenants” in this prospectus supplement. Once the Operating Partnership has made this election, any omission to comply with those covenants shall not constitute a default or an Event of Default with respect to the notes.

In either case, the Operating Partnership must irrevocably deposit in trust with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on the notes on the stated maturity of those payments in accordance with the terms of the indenture.

The trust may only be established if, among other things, the Operating Partnership has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

After the Operating Partnership has deposited funds and/or U.S. government obligations to effect defeasance with respect to the notes, the indebtedness represented by the notes will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and interest on, the notes as they become due.

In the event the Operating Partnership effects covenant defeasance with respect to any the notes and the notes are declared due and payable because of the occurrence of any Event of Default, other than the Events of Default that would no longer be applicable because of the covenant defeasance, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity, but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the Event of Default. However, the Operating Partnership would remain liable to make payment of the amounts due at the time of acceleration.

Trustee

Wells Fargo Bank, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option, and is an affiliate of one of the underwriters.

Book Entry System

The notes will be issued in the form of one or more fully registered global securities (“Global Securities”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC’s partnership nominee, Cede & Co. Except under the circumstance described below, the notes will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual notes it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.

Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.

To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such Global Securities to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.‘s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Payments in respect of the Global Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC by wire transfer of immediately available funds. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as requested by an authorized representative of DTC) are our responsibility or that of the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Global Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Global Security certificates will be printed and delivered to DTC.

Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters in this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear.    Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters in this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Same-day settlement and payment

The underwriters will settle the notes in immediately available funds. We will make all payments in respect of the notes in immediately available funds.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Supplemental U.S. federal income tax considerations

Taxation of holders of the notes

The following discussion is a summary of certain U.S. federal income tax consequences expected to result from the purchase, ownership and disposition of the notes by holders who acquire the notes at original issuance for the issue price (the first price at which a substantial amount of the notes are sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and who hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary is based upon current provisions of the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the U.S. federal income tax consequences discussed below. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or is expected to be sought.

The U.S. federal income tax treatment of a holder of notes may vary depending upon such holder’s particular situation. Certain holders (including, but not limited to, banks, certain financial institutions, persons who mark-to-market the notes, individuals, partnerships or other pass-through entities, insurance companies, broker-dealers, expatriates, subchapter S corporations, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, regulated investment companies, tax-exempt organizations, governmental organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated investment) may be subject to special rules not discussed below. This summary addresses only certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes, and does not address any tax consequences under state, local or foreign laws, or any tax consequences under the estate or alternative minimum tax provisions in the Code.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR TAX TREATIES.

As used herein, the term “U.S. Holder” means a beneficial owner of notes that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source,

•

a trust, if both: (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and (2) one or more United States persons have the authority to control all substantial decisions of the trust, or

•	one of certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding the notes should consult their tax advisor regarding the consequences of the purchase, ownership and disposition of the notes.

U.S. Holders

Payments of interest

Interest payments on the notes will constitute “qualified stated interest.” Accordingly, interest on the notes will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original issue discount

It is expected that the notes will be issued with no more than a de minimis amount of original issue discount (“OID”) (if any) for U.S. federal income tax purposes. However, if the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with OID for U.S. federal income tax purposes unless the difference between the note’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount, as defined below. Generally, the “issue price” of a note is the first price at which a substantial amount of the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). The stated interest on the notes will qualify as qualified stated interest, and the stated redemption price at maturity will equal the principal amount of the notes.

If the notes are issued with OID, a U.S. Holder generally will be required to include such OID in income as it accrues on a constant yield basis in advance of the receipt of cash payments to which such income is attributable. Under the constant yield method, a U.S. Holder must include in income in each taxable year the sum of the daily portions of OID for each date on which the U.S. Holder held the note during the taxable year, regardless of the U.S. Holder’s method of accounting for U.S. federal income tax purposes. The constant yield method generally requires U.S. Holders to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. Holder’s tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

The remainder of this discussion assumes that the issue price of the notes will not be less than the stated principal amount of the notes by an amount that is equal to or greater than the statutory de minimis amount. U.S. Holders should consult their tax advisors regarding the determination of the issue price of the notes and the possible application of the OID rules.

Sale, retirement or other taxable disposition

In general, a U.S. Holder of a note will recognize gain or loss upon the sale, retirement or other taxable disposition of such note in an amount equal to the difference between:

•

the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest, which generally will be taxable to a U.S. Holder as ordinary income to the extent not previously included in income), and

•	the U.S. Holder’s adjusted tax basis in such note.

A U.S. Holder’s adjusted tax basis in a note generally will be equal to the price that such U.S. Holder paid for such note, decreased by the amount of any payments, other than stated interest payments, received with respect to such note. Any gain or loss recognized on the taxable disposition of a note will generally be capital gain or loss. If, at the time of sale, retirement or other taxable disposition of the note, a U.S. Holder is treated as holding the note for more than one year, this capital gain or loss will generally be long-term capital gain or loss. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gain generally will be eligible for reduced rates of taxation. A U.S. Holder’s ability to deduct capital losses may be limited.

Medicare tax on unearned income

Certain U.S. Holders that are individuals are required to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of debt instruments. U.S. Holders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of the notes.

Non-U.S. holders

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on payments of interest on a note, pursuant to the “portfolio interest exemption,” if such payments are not effectively connected with the conduct by such Non-U.S. Holder of a U.S. trade or business, unless such Non-U.S. Holder (i) owns directly, or by attribution, 10% or more of the capital or profits interest in Retail Opportunity Investments Partnership, LP, within the meaning of Section 871(h)(3) of the Code, or, to the extent that Retail Opportunity Investments Partnership, LP is disregarded as a separate entity from Retail Opportunity Investments Corp. for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of the stock of Retail Opportunity Investments Corp. entitled to vote within the meaning of Section 871(h)(3) of the Code, (ii) is a controlled foreign corporation related to us (actually or constructively) though stock ownership, or (iii) is a bank as to which the interest represents interest received on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, in which case such interest will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable tax treaty). To qualify for the portfolio interest exemption (or the elimination or reduction of the applicable withholding tax under a treaty), the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder, or the “Withholding Agent,” must have received, before payment, a statement that

•	is signed by the Non-U.S. Holder under penalties of perjury,

•	certifies that the Non-U.S. Holder is not a U.S. Holder, and

•	provides the name and address of the Non-U.S. Holder.

The statement may be made on an IRS Form W-8BEN (or a substantially similar form), and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the beneficial owner of the note must provide the above statement to such organization or institution and the organization or institution must provide to the Withholding Agent a certificate stating that such organization or institution has been provided with a valid IRS Form W-8BEN (or substantially similar form).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any amount which constitutes gain upon the sale, retirement or other disposition of a note, unless (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and, if required by an applicable income tax treaty the benefits of which the Non-U.S. Holder is eligible for, is attributable to a U.S. permanent establishment, or (ii) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. Certain other exceptions may be applicable, and each Non-U.S. Holder should consult its tax advisor in this regard.

If interest and other payments received by a Non-U.S. Holder with respect to the notes (including proceeds from a sale, retirement or other disposition of the notes) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, and, if required by an applicable income tax treaty the benefits of which the Non-U.S. Holder is eligible for, are attributable to a U.S. permanent establishment, then although the Non-U.S. Holder will be exempt from the 30% withholding tax discussed above (provided that such Non-U.S. Holder delivers a properly executed IRS Form W-8ECI stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States), such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the “branch profits tax” equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty if the Non-U.S. Holder is eligible for the benefits of such treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a U.S. trade or business, if such Non-U.S. Holder is a corporation.

Backup withholding

Certain non-corporate U.S. Holders may be subject to backup withholding on payments of principal and interest on, and the proceeds of the disposition of, the notes, if the U.S. Holder:

•

fails to furnish on a properly completed IRS Form W-9 (or substantially similar form) its taxpayer identification number, or “TIN,” which, for an individual, would be his or her Social Security number,

•	furnishes an incorrect TIN,

•	is notified by the IRS that it has failed to report payments of interest or dividends, or

•

under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

In addition, such payments of principal, interest and disposition proceeds to non-corporate U.S. Holders will generally be subject to information reporting. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

We must report annually to the IRS and to each Non-U.S. Holder any interest on the notes and the amount of tax, if any, withheld with respect to such interest payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Backup withholding and other information reporting generally will not apply to payments of interest made to a Non-U.S. Holder of a note who provides a properly completed applicable IRS Form W-8 (or substantially similar form) or otherwise establishes an exemption from backup withholding and additional information reporting. Payments of principal or the proceeds of a disposition of the notes by or through a United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder under penalties of perjury (and certain other conditions are met) or otherwise establishes an exemption. Payments of principal or the proceeds of a disposition of the notes by or through a foreign office of a United States broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

Under U.S. federal legislation, recently finalized Treasury regulations, and related administrative guidance, the relevant withholding agent may be required to withhold 30% on any interest income paid after June 30, 2014 and any gross proceeds from a disposition of notes occurring after December 31, 2016 paid to (i) a foreign financial institution (whether such institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its U.S. account holders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Although this withholding tax was previously applicable to certain payments, including interest paid on the notes and dividends paid by Retail Opportunity Investments Corp. with respect to its stock made after December 31, 2013, the Internal Revenue Service has recently issued guidance delaying the application of this withholding tax until after June 30, 2014. Applicable Treasury regulations and related administrative guidance contain a grandfathering provision that generally exempts from withholding any interest payment under, or gross proceeds from a disposition of, an obligation that is outstanding on July 1, 2014. Thus, the notes generally should be grandfathered from any such withholding unless they are the subject of a “significant modification” on or after July 1, 2014. Holders of notes should consult their tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the notes.

Underwriting (conflicts of interest)

The Operating Partnership, the Company and the underwriters named below, for whom J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriter	Principal amount of notes

J.P. Morgan Securities LLC	$
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than     % of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Company and the Operating Partnership have each agreed that, prior to the settlement of the notes, it will not offer or sell any United States dollar-denominated debt securities issued or guaranteed by it having a term of more than one year without the prior written consent of the representatives.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $            and will be payable by us.

Conflicts of interest

U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is a Co-Documentation Agent and lender, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, JPMorgan Chase Bank. N.A., an affiliate of J.P. Morgan Securities LLC, and affiliates of certain of the other underwriters are lenders under our $350.0 million unsecured revolving credit facility and our $200.0 million unsecured term loan. Accordingly, affiliates of U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and certain of the other underwriters which are lenders under our unsecured revolving credit facility and our unsecured term loan, will receive their pro rata portions of the borrowings repaid thereunder, and the amount received by such affiliates through the repayment of those borrowings may exceed 5% of the proceeds of this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they are required to make in respect thereof.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

1.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

2.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

3.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us, the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

Each underwriter has represented and agreed that:

1.

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”))

received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the Company; and

2.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Legal matters

Certain legal matters relating to this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the accompanying prospectus entitled “U.S. Federal Income Tax Considerations,” as supplemented by the section in this prospectus supplement entitled “Supplemental U.S. federal income tax considerations,” is based on the opinion of Clifford Chance US LLP. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

Experts

The consolidated financial statements of Retail Opportunity Investments Corp. appearing in Retail Opportunity Investments Corp.‘s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedules appearing therein), and the effectiveness of Retail Opportunity Investments Corp.‘s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Retail Opportunity Investments Corp.‘s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The (i) Statement of Revenues and Certain Expenses of Gateway Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on July 13, 2012; (ii) Statement of Revenues and Certain Expenses of Marlin Cove included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on July 13, 2012; (iii) Statement of Revenues and Certain Expenses of Glendora Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on January 3, 2013; (iv) Statement of Revenues and Certain Expenses of Santa Teresa Village Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on January 3, 2013; (v) the combined Statement of Revenues and Certain Expenses of The Barros Properties included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K/A filed with the SEC on February 22, 2013; (vi) the Statement of Revenues and Certain Expenses of Canyon Crossing Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on May 29, 2013; (vii) the Statement of Revenues and Certain Expenses of Diamond Hills Plaza included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on May 29, 2013; and (viii) the Statement of Revenues and Certain Expenses of Hawthorne Crossing included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on August 1, 2013, all have been audited by PKF O’Connor Davies, independent auditors, as stated in their reports, which are incorporated herein by reference in reliance upon the reports of such firm as experts in accounting and auditing.

Where you can find more information

As described in the accompanying prospectus under the caption “Where You Can Find More Information,” we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the SEC under the Exchange Act. However, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

RETAIL OPPORTUNITY INVESTMENTS CORP.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Debt Securities

Guarantees

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

Debt Securities

Guarantees

Retail Opportunity Investments Corp. may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock, par value $0.0001 per share;

•	shares of preferred stock, par value $0.0001 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified class or series and represented by depositary receipts;

•	warrants to purchase shares of common stock, preferred stock or depositary shares;

•	rights to purchase common stock or preferred stock;

•	debt securities; or

•	guarantees.

The payment of principal, and any premium and interest on the debt securities of Retail Opportunity Investments Corp. may be fully and unconditionally guaranteed by Retail Opportunity Investments Partnership, LP.

Retail Opportunity Investments Partnership, LP may from time to time offer debt securities. The payment of principal, and any premium and interest on the debt securities of Retail Opportunity Investments Partnership, LP may be fully and unconditionally guaranteed by Retail Opportunity Investments Corp.

The common stock, preferred stock, depositary shares, warrants, rights, debt securities and guarantees collectively are referred to as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 53 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Retail Opportunity Investments Corp.’s common stock, par value $0.0001 per share, is listed on The Nasdaq Global Select Market under the symbol “ROIC.” On May 31, 2013, the closing sale price of Retail Opportunity Investments Corp.’s common stock on The Nasdaq Global Select Market was $14.05 per share.

An investment in these securities entails certain material risks and uncertainties that should be considered. See “Risk Factors” beginning on page 4 of Retail Opportunity Investments Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 and in our subsequently filed periodic reports incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 3, 2013

You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context requires otherwise, all references to “the Company,” “our company,” “we,” “our,” and “us” means Retail Opportunity Investments Corp., a Maryland corporation, and one or more of its subsidiaries, including our operating partnership, Retail Opportunity Investments Partnership, LP, a Delaware limited partnership.

This prospectus is part of an automatic shelf registration statement. Under this automatic shelf registration statement, Retail Opportunity Investments Corp. may sell any combination of common stock, preferred stock, depositary shares, warrants, rights, debt securities and guarantees and Retail Opportunity Investments Partnership, LP may sell debt securities and guarantees. The payment of principal, and any premium and interest on the debt securities of Retail Opportunity Investments Corp. may be fully and unconditionally guaranteed by Retail Opportunity Investments Partnership, LP. The payment of principal, and any premium and interest on the debt securities of Retail Opportunity Investments Partnership, LP may be fully and unconditionally guaranteed by Retail Opportunity Investments Corp.

SUMMARY INFORMATION

Retail Opportunity Investments Corp. is a fully integrated and self-managed real estate investment trust (“REIT”). We specialize in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers in the western and eastern regions of the United States anchored by national and regional supermarkets and drugstores. We refer to the properties we target for investments as our target assets.

We are organized in a traditional umbrella partnership real estate investment trust (“UpREIT”) format pursuant to which Retail Opportunity Investments GP, LLC, Retail Opportunity Investments Corp.’s wholly-owned subsidiary, serves as the general partner of, and we conduct substantially all of our business through, our operating partnership, Retail Opportunity Investments Partnership, LP, and its subsidiaries. At March 31, 2013, Retail Opportunity Investments Corp. owned 100% of the limited partnership interests in Retail Opportunity Investments Partnership, LP. Retail Opportunity Investments Corp. reincorporated as a Maryland corporation on June 2, 2011. Retail Opportunity Investments Corp. has elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2010.

Our principal executive offices are located at 8905 Towne Centre Drive, San Diego, California 92122. Our telephone number at that location is (858) 677-0900.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent periodic reports which we file with the Securities and Exchange Commission (the “SEC”), each of which are incorporated by reference herein, as well as other information in this prospectus and any applicable prospectus supplement before purchasing our securities. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 55 of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

When used in this discussion and elsewhere in this prospectus and the documents incorporated by reference herein, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” and similar expressions are intended to identify forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and in Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Actual results may differ materially due to uncertainties including:

•	our ability to identify and acquire retail real estate investments that meet our investment standards in our target markets;

•	the level of rental revenue and net interest income we achieve from our target assets;

•	the market value of our assets and the supply of, and demand for, retail real estate investments in which we invest;

•	the length of the current economic downturn;

•	the conditions in the local markets in which we operate and our concentration in those markets, as well as changes in national economic and market conditions;

•	consumer spending and confidence trends;

•	our ability to enter into new leases or to renew leases with existing tenants at the properties we own or acquire at favorable rates;

•	our ability to anticipate changes in consumer buying practices and the space needs of tenants;

•	the competitive landscape impacting the properties we own or acquire and their tenants;

•	our relationships with our tenants and their financial condition and liquidity;

•	our ability to continue to qualify as a REIT for U.S. federal income tax purposes;

•

our use of debt as part of our financing strategy and our ability to make payments or to comply with any covenants under any borrowings or other debt facilities we currently have or subsequently obtain;

•	the level of our operating expenses, including amounts we are required to pay to our management team and to engage third party property managers;

•	changes in interest rates that could impact the market price of our common stock and the cost of our borrowings; and

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs).

We caution that the foregoing list of factors is not all-inclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent period reports that we file with the SEC, each of which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings of the securities offered by this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our securities.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in the other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following tables set forth Retail Opportunity Investments Corp.’s ratio of earnings to combined fixed charges and preferred stock dividends and Retail Opportunity Investments Partnership, LP’s ratio of earnings to combined fixed charges and preferred equity distributions for the periods indicated. The ratios were computed by dividing earnings by fixed charges. For purposes of calculating the ratios, “earnings” represent net income (loss) less equity in earnings from unconsolidated joint ventures and interest capitalized plus fixed charges and distribution of cumulative earnings from unconsolidated joint ventures. “Fixed charges” consist of interest expense, interest capitalized and amortization of financing costs, whether expensed or capitalized. This ratio is calculated in accordance with accounting principles generally accepted in the United States.

Retail Opportunity Investments Corp.

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012	2011	2010	2009		2008
Ratio of earnings to combined fixed charges and preferred stock dividends (1)	1.53x	1.60x	2.52x	0.85x	—	(2)	—	(2)

(1)	Retail Opportunity Investments Corp. had no shares of preferred stock outstanding during the periods presented.
(2)	Retail Opportunity Investments Corp. had no fixed charges during the period and accordingly no ratios are shown.

Retail Opportunity Investments Partnership, LP

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012	2011	2010	2009
Ratio of earnings to combined fixed charges and preferred equity distributions (1)	1.53x	1.60x	2.52x	0.85x	—	(2)(3)

(1)	Retail Opportunity Investments Partnership, LP had no preferred equity interests outstanding during the periods presented.
(2)	Retail Opportunity Investments Partnership, LP was formed on October 21, 2009.
(3)	Retail Opportunity Investments Partnership, LP had no fixed charges during the period and accordingly no ratios are shown.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP intend to use the net proceeds from the sale of the securities for general corporate purposes, including acquiring target assets, and other uses. These other uses may include, among others, the repayment of indebtedness. If Retail Opportunity Investments Corp. issues any debt securities, it may lend those proceeds to Retail Opportunity Investments Partnership, LP. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES OF RETAIL OPPORTUNITY INVESTMENTS CORP.

The following descriptions of the material terms of the securities of Retail Opportunity Investments Corp. are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the securities in the following documents: (a) Retail Opportunity Investments Corp.’s amended and restated charter, and (b) Retail Opportunity Investments Corp.’s bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section references to “we,” “our” and “us” refer only to Retail Opportunity Investments Corp. and not to its subsidiaries or Retail Opportunity Investments Partnership, LP, unless the context requires otherwise. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. See “Where You Can Find More Information.”

Description of Common Stock

Retail Opportunity Investments Corp. was formed on July 10, 2007. Retail Opportunity Investments Corp.’s charter provides that it may issue up to 500,000,000 shares of common stock, par value $0.0001 per share, and up to 50,000,000 shares of preferred stock, par value $0.0001 per share. Retail Opportunity Investments Corp.’s charter authorizes its board of directors to amend its charter by a majority vote of the entire board of directors and without stockholder approval to increase or decrease the aggregate number of authorized shares of stock or the authorized number of shares of stock of any class or series. As of May 31, 2013, 67,247,801 shares of Retail Opportunity Investments Corp.’s common stock were issued and outstanding. Under Maryland law, Retail Opportunity Investments Corp.’s stockholders will not be personally liable for any of our debts or obligations solely as a result of their status as stockholders.

Our common stock offered hereby will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends and other distributions on such shares of common stock out of assets legally available for such purposes if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities and payment of any liquidation amounts for any issued and outstanding preferred stock.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock generally can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no pre-emptive rights to subscribe for any securities of our company. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or the “MGCL”, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets, convert to another entity or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities are listed or traded or the terms of any class or series of stock we may issue in the future. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we currently have no plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Capital Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of capital stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock in one or more classes or series and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of capital stock, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded or the terms of any class or series of stock we may issue in the future. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Taxation of the Company—Requirements for Qualification—General.”

Our charter contains restrictions on the ownership and transfer of our common stock and outstanding capital stock which are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the “ownership limit.” An individual or entity is referred to as a “prohibited owner” if, but for the ownership limit or other restrictions on ownership and transfer of our stock described below, had a violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares of our stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to constructively own in excess of the applicable ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or ruling from the Internal Revenue Service, or the IRS, satisfactory to our board of directors in order to determine or ensure our qualification as a REIT and may impose such other conditions and limitations as our board of directors may determine.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially own in the aggregate more than 49.9% by value of the shares of all classes and series of our capital stock then outstanding or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in us owning, actually or constructively, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant could cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to a trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock as described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void, and the intended transferee will acquire no rights in such shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, which is generally the last sales price reported on The Nasdaq Global Market on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of stock to the trust, the per-share market price) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce this amount by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price of the shares) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and must be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as is required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services, LLC.

Description of Preferred Stock

General

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, par value of $0.0001 per share. On May 31, 2013, we had no outstanding shares of preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable articles supplementary designating and setting forth the terms of a class or series of preferred stock. The applicable articles supplementary will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Our board of directors could establish another class or series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

Subject to the limitations prescribed by our charter, our board of directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series from time to time into one or more classes or series of stock. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by the MGCL and our charter to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.

Reference is made to the prospectus supplement relating to the class or series of preferred stock offered thereby for the specific terms thereof, including:

•	the designation of the class and/or series of preferred stock;

•	the voting rights, if any, of the preferred stock;

•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for, and any restriction on, redemption or repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into or exchangeable for our common stock or other securities, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether interests in shares of preferred stock would be represented by depositary shares;

•	any limitations on ownership and restrictions on transfer in addition to those described below;

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any limitations on the issuance of any class or series of preferred stock ranking senior or equal to any series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

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any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred stock.

Restrictions on Ownership

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made). Our charter contains restrictions on the ownership and transfer of shares of our stock, including preferred stock. See “—Description of Common Stock—Restrictions on Ownership and Transfer” for more detail regarding the restrictions on the ownership and transfer of shares of our stock. The articles supplementary for each class or series of preferred stock may contain additional provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limit and other restrictions on ownership and transfer of a class or series of preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock we issue pursuant to this prospectus in the applicable prospectus supplement.

Description of Depositary Shares

We may, at our option, elect to offer depositary shares evidencing fractional interests in the preferred stock rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement relating to the offering of such depositary shares. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and paying agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into or exchangeable for common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert or exchange them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted or exchanged.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or wilful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock or depositary shares or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of the warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

Description of Rights

We may issue rights to our stockholders for the purchase of shares of common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of the rights agreement and the form of the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock of a specified class and/or series purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “the issuer,” “we,” “our” and “us” refer exclusively to one of (i) Retail Opportunity Investments Corp., as the issuer of the applicable series of securities and not to any subsidiaries unless the context requires otherwise, or (ii) Retail Opportunity Investments Partnership, LP, as the issuer of the applicable series of securities and not to any subsidiaries unless the context requires otherwise. For the purposes of this section, the reference to “issuer” or “issuers” refers to either of Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP, as the context may require.

Debt Securities

The issuers may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Each issuer will issue the debt securities under a separate indenture by and between such issuer and Wells Fargo Bank, National Association, as trustee, which may be amended or supplemented from time to time. In this section, such indentures are referred to as the “indentures.” The following description is a summary of the material provisions of the indentures including references to the applicable section of the indentures. It does not state the indentures in their entirety. You should read the indenture relating to the debt securities of each issuer because it, and not this description, defines the rights of holders of debt securities of such issuer. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the related indenture. Forms of the indentures have been filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect a copy of each indenture at the designated corporate trust office of the trustee at 1707 Wilshire Blvd, 17th Floor, Los Angeles, California 90017. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. If an issuer issues the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

The debt securities will be the direct obligations of the respective issuer and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indentures do not limit the principal amount of debt securities that the issuers may issue. The issuers may issue debt securities in one or more series. A supplemental indenture may set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Reference is made to the prospectus supplement relating to each particular series of debt securities offered thereby for the specific terms thereof, including:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities which the issuer may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding the issuer’s right to prepay debt securities or of holders to require such issuer to prepay debt securities;

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the right, if any, of holders of the debt securities to convert them into, or exchange them for, shares of common stock of Retail Opportunity Investments Corp. or other securities, including any provisions intended to prevent dilution as a result of the conversion or exchange rights;

•	any provisions requiring or permitting the issuer to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any provisions regarding defeasance or covenant defeasance regarding the Securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities;

•	any security or collateral provisions;

•	a discussion of certain U.S. federal income tax considerations;

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whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee; and

•	any other material terms of the debt securities.

The indentures do not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

The issuers may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe the material U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

The issuers may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

The issuers may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. The issuers may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	default by the issuer in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

•	default by the issuer for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	default by the issuer for 60 days or a period specified in a supplemental indenture, which may be no period, after notice in the observance or performance of any other covenants in the indenture;

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default by the issuer or the guarantor under any bond, debenture, note, mortgage, indenture or instrument with an aggregate principal amount outstanding of at least a certain threshold amount described in the related indenture, which default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after written notice to the issuer as provided in such indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

The indentures provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

The indentures provide that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately by written notice to the issuers. However, if the related issuer cures all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

Each issuer and the trustee may:

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without the consent of holders of debt securities, modify the related indenture to cure errors or clarify ambiguities or to conform the indenture to the provisions of the prospectus or applicable prospectus supplement as evidenced in an officers’ certificate;

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with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the related indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:

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extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into or exchange any debt securities for other securities or assets, without the consent of each holder of debt securities who will be affected; or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

Neither issuer may consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which such issuer is merged, or which acquires or leases its respective properties and respective assets substantially as an entirety, assumes by a supplemental indenture all of its obligations with regard to outstanding debt securities and our other covenants under the related indenture; (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing and (3) such issuer will deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that all conditions precedent provided for in the related indenture with respect to the merger or consolidation have been complied with.

Governing Law

The indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof (other than Section 5-1401 and 5-1402 of the New York General Obligations law).

DESCRIPTION OF GUARANTEES

Retail Opportunity Investments Corp. may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Retail Opportunity Investments Partnership, LP, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Retail Opportunity Investments Partnership, LP punctually to pay any principal, premium or interest on any guaranteed debt security, Retail Opportunity Investments Corp. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Retail Opportunity Investments Partnership, LP. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Retail Opportunity Investments Corp. will be of payment only and not of collection.

Retail Opportunity Investments Partnership, LP may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Retail Opportunity Investments Corp., whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Retail Opportunity Investments Corp. punctually to pay any principal, premium or interest on any guaranteed debt security, Retail Opportunity Investments Partnership, LP will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Retail Opportunity Investments Corp. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Retail Opportunity Investments Partnership, LP will be of payment only and not of collection.

DESCRIPTION OF CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum required under the MGCL, which is currently one, and our bylaws provide that the number of our directors may not be more than 15. Subject to the terms of any class or series of stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred.

At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, subject to any applicable rights of holders of our other securities, the holders of a majority of the shares of common stock entitled to vote will generally be able to elect all of our directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed, with or without cause, only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a two-thirds vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the Maryland corporation’s board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person) and (2) among persons acting in concert with any of the foregoing. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. However, we cannot assure you that our board of directors will not amend or repeal the resolution in the future.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who has made or proposes to make the control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board may be filled only by the remaining directors and that directors elected to fill vacancies will serve for the remainder of the term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) will require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director, which removal may be with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of our board of directors, chief executive officer, president or board of directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting on such matter to call a special meeting on any matter.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of each such nominee and who has provided notice to us within the time period, containing the information specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been properly called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, containing the information specified by the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for certain charter amendments, the removal of directors, for director nominations and stockholder proposals. Likewise, if the board were to revise or rescind the resolution related to the business combinations, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify any of our directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity with us. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit brought by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our stock. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only Retail Opportunity Investments Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of his, her or its investment or tax circumstances, or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. stockholders, as defined below under “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders,” whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (“RICs”);

•	REITs;

•	trusts and estates;

•	holders who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. stockholders, as defined below under “—Taxation of Stockholders—Taxation of Taxable Non-U.S. Stockholders.”

This summary assumes that stockholders hold our stock as a capital asset, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR STOCK.

Taxation of the Company

We have elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 2010. We believe that we have been organized and operated and intend to continue to be organized and to operate in a manner that will allow us to qualify for taxation as a REIT under the Code, commencing with our taxable year ended December 31, 2010.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We have received the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2010, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in this prospectus and our organizational documents. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe that we have been organized and have operated and intend to continue to be organized and to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and income tests during such year, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT for a particular year depend upon our ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

U.S. stockholders who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are as high as 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See “—Requirements for Qualification—General—Prohibited Transactions,” and “—Requirements for Qualification—General—Foreclosure Property,” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to wilful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which U.S. federal income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or any taxable REIT subsidiaries (“TRSs”) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If, during the ten-year period beginning on the first date we are subject to taxation as a REIT, we recognize gain on the disposition of any property held by us as of this date, then, to the extent of the excess of (i) the fair market value of this property as of this date over (ii) the adjusted tax basis of the property as of this date, which we refer to as built-in gain, will be subject to tax at the highest corporate tax rate. In addition, if we acquire any asset from a C corporation, which is generally a corporation subject to full corporate level tax, in a transaction in which the adjusted tax basis of the asset in our hands is determined by reference to the adjusted tax basis of the asset or any other property in the hands of the C corporation, and we recognize gain on the disposition of this asset during the ten-year period beginning on the date on which the asset was acquired by us, then, the built-in gains will be subject to tax at the highest regular corporate tax rate. The results described in this paragraph assume that the C corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired by us.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

•

We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including any TRSs, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, transfer, franchise, property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% by value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with his, her or its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement. Furthermore, a corporation does not qualify as a REIT for a given taxable year if, as of the final day of the taxable year, the corporation has any undistributed earnings and profits that accumulated during a period that the corporation was not treated as a REIT for U.S. federal income tax purposes. We believe that we distributed all of our earnings and profits that accumulated through December 31, 2009 prior to December 31, 2010 and therefore satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership and its equity interests in any lower-tier partnerships), is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below under “—Requirements for Qualification—General—Effect of Subsidiary Entities—Taxable REIT Subsidiaries,” that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Requirements for Qualification—General—Asset Tests” and “—Requirements for Qualification—General—Gross Income Tests.”

Taxable REIT Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state, local and income and franchise taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders.

We have jointly elected with ROIC Phillips Ranch TRS, Inc., or ROIC TRS, a Delaware corporation that is indirectly wholly owned by us, for ROIC TRS to be treated as a TRS. This will allow ROIC TRS to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as management fees). If dividends are paid to us by ROIC TRS or one or more other TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders” and “—Requirements for Qualification—General—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenants service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Rents received by us will qualify as “rents from real property” in satisfying the 75% gross income test described above, only if several conditions are met, including the following. The rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of receipts or sales or being based on the net income or profits of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants as rents from real property. Also, rental income will qualify as rents from real property only to the extent that we do not directly or indirectly (through application of certain constructive ownership rules) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:

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charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

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rent any property to a related party tenant, including a TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

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derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	directly perform services considered to be noncustomary or rendered to the occupant of the property.

We may indirectly receive distributions from any TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test, as described above, to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. We may make real estate-related debt investments, provided that the underlying real estate meets our criteria for direct investment. Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as nonqualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless also qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65 (the “Revenue Procedure”), which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test described above. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test described above. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test described above.

Foreign Investments

To the extent that we hold or acquire foreign investments, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, in general, if foreign currency gain is recognized with respect to specified assets or income which otherwise qualifies for purposes of the 95% or 75% gross income tests, then such foreign currency gain will generally not constitute gross income for purposes of either the 95% or 75% gross income tests, respectively, provided we do not deal or engage in substantial and regular trading in securities, which we do not intend to do. No assurance can be given that any foreign currency gains recognized by us directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to wilful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of the Company—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of any TRSs held by us may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries,” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partners).

We may make real estate-related debt investments, provided the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Although the issue is not free from doubt, we may be required to treat a portion of a mortgage loan that is acquired (or modified in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes) at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as nonqualifying for the 75% REIT asset test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% vote or value asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not wilful neglect, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, the values of some of our assets, including the securities of any TRSs or other nonpublicly traded investments, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(1) the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•	90% of the net income, if any (after tax), from foreclosure property, as described below, and recognized built-in gain, as discussed above, minus

(2) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year, provided we pay such distribution with or before our first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement, and to give rise to a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among our different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our stock. Both a taxable stock distribution and sale of stock resulting from such distribution could adversely affect the price of our stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that certain safe-harbor provisions of the Code discussed below that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for two years for the production of rental income) and (ii) during the taxable year the property is disposed of, we must not have made more than seven property sales or, alternatively, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all of our assets as of the beginning of the taxable year.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Tax Aspects of Investments in Partnerships

General

We will hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership, in the event a third party acquires an equity interest in our operating partnership, and equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Requirements for Qualification—General—Asset Tests” and “—Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “—Failure to Qualify,” below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations With Respect to Partnership Properties

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code of the Treasury Regulations promulgated under this section of the Code.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution (a

“book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

In connection with future asset acquisitions, appreciated property may be acquired by our operating partnership in exchange for interests in our operating partnership. The partnership agreement requires that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. Under the traditional method, which is the least favorable method from our perspective but may be requested by a contributor of property that our operating partnership acquires, the carryover basis of the acquired properties in the hands of our operating partnership (1) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (2) in the event of a sale of such properties, could cause us to be allocated gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership. Therefore, the use of the traditional method could result in our having taxable income that is in excess of our economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in our stockholders recognizing additional dividend income without an increase in distributions.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to wilful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders at a maximum rate 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his, her or its stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.

U.S. stockholders will increase their adjusted tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1) the qualified dividend income received by us during such taxable year from subchapter C corporations (including any TRSs);

(2) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic subchapter C corporation, such as any TRSs, and specified holding period and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Requirements for Qualification—General—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder discussed above less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20%, if our stock is held for more than 12 months, and will be taxed at ordinary income rates of up to 39.6% if our stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare tax on unearned income

Certain U.S. stockholders that are individuals are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our common stock.

Foreign Accounts

Dividends paid after December 31, 2013, and gross proceeds from the sale or other disposition of our common stock paid after December 31, 2016, to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our common stock. See “—Foreign Accounts.”

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e. , where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c) (9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock applicable to non-U.S. stockholders. For these purposes, a non-U.S. stockholder is a beneficial owner of our stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless (1) our stock constitutes a U.S. real property interest, (“USRPI”) or (2) either (A) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our company’s stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g. , an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits plus the stockholder’s adjusted basis in our stock.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. However, we expect that more than 50% of our assets will consist of interests in real property located in the United States.

Still, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of its shares of stock or the period of existence), less than 50% by value of its outstanding stock is held directly or indirectly by non-U.S. stockholders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our stock should not be subject to taxation under FIRPTA. Because our stock will be publicly traded, however, no assurance can be given that we will be, or that if we are, that we will remain, a domestically controlled REIT.

In the event that we do not constitute a domestically controlled REIT, a non-U.S. stockholder’s sale of our stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Foreign Accounts

Withholding taxes may be imposed (at a 30% rate) on U.S. source payments made after December 31, 2013 to “foreign financial institutions” and certain other non-U.S. entities and on certain disposition proceeds of U.S. securities realized after December 31, 2016. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Alternatively, if the foreign financial institution is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, it must comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding these withholding rules.

We and our subsidiaries and stockholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We will likely own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our common stock.

BOOK-ENTRY SECURITIES

Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered “street name.” Such payments will be the responsibility of such participants.

PLAN OF DISTRIBUTION

Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby, including but not limited to “at the market” equity offerings, may from time to time be designated on terms to be set forth in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on The Nasdaq Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. If indicated in the prospectus supplement, Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP may authorize underwriters or other agents to solicit offers by institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which it may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The underwriters and their affiliates may be customers of, engage in transactions with and perform services for Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP and their respective subsidiaries in the ordinary course of business.

LEGAL MATTERS

Clifford Chance US LLP will pass upon the validity of the securities Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP are offering under this prospectus and certain federal income tax matters. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Retail Opportunity Investments Corp. appearing in Retail Opportunity Investments Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedules appearing therein), and the effectiveness of Retail Opportunity Investments Corp.’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Retail Opportunity Investments Corp.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The (i) Statement of Revenues and Certain Expenses of Gateway Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on July 13, 2012; (ii) Statement of Revenues and Certain Expenses of Marlin Cove included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on July 13, 2012; (iii) Statement of Revenues and Certain Expenses of Glendora Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on January 3, 2013; (iv) Statement of Revenues and Certain Expenses of Santa Teresa Village Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on January 3, 2013; (v) the combined Statement of Revenues and Certain Expenses of The Barros Properties included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K/A filed with the SEC on February 22, 2013; (vi) the Statement of Revenues and Certain Expenses of Canyon Crossing Shopping Center included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on May 29, 2013; and (vii) the Statement of Revenues and Certain Expenses of Diamond Hills Plaza included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on May 29, 2013, all have been audited by PKF O’Connor Davies, independent auditors, as stated in their reports, which are incorporated herein by reference in reliance upon the reports of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-33749)	Year ended December 31, 2012
Quarterly Report on Form 10-Q (File No. 001-33749)	Quarter ended March 31, 2013

Document	Dated

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of Retail Opportunity Investment Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012) (File No. 001-33749)

April 1, 2013

Document	Dated
Description of Retail Opportunity Investment Corp.’s common stock contained in its Registration Statement on Form 8-A (File No. 001-33749)	November 2, 2009
Description of Retail Opportunity Investment Corp.’s common stock contained in its Registration Statement on Form 8-A/A (File No. 001-33749)	June 3, 2011

Document	Filed
Current Report on Form 8-K (File No. 001-33749)	January 2, 2013
Current Report on Form 8-K (File No. 001-33749)	January 3, 2013
Current Report on Form 8-K (File No. 001-33749)	January 3, 2013
Current Report on Form 8-K (File No. 001-33749)	January 3, 2013
Current Report on Form 8-K (File No. 001-33749)	February 7, 2013
Current Report on Form 8-K/A (File No. 001-33749)	February 22, 2013
Current Report on Form 8-K (File No. 001-33749)	May 7, 2013
Current Report on Form 8-K (File No. 001-33749)	May 29, 2013

Document

Statement of Revenues and Certain Expenses of Gateway Shopping Center, including the independent auditors’ report and notes thereto, included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on July 13, 2012.

Statement of Revenues and Certain Expenses of Marlin Cove, including the independent auditors’ report and notes thereto, included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on July 13, 2012.

Statement of Revenues and Certain Expenses of Glendora Shopping Center, including the independent auditors’ report and notes thereto, included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on January 3, 2013.

Statement of Revenues and Certain Expenses of Santa Teresa Village Shopping Center, including the independent auditors’ report and notes thereto, included in the Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on January 3, 2013.

Combined Statement of Revenues and Certain Expenses of The Barros Properties, including the independent auditors’ report and notes thereto, included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K/A filed with the SEC on February 22, 2013.

Statement of Revenues and Certain Expenses of Canyon Crossing Shopping Center, including the independent auditors’ report and notes thereto, included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on May 29, 2013.

Statement of Revenues and Certain Expenses of Diamond Hills Plaza, including the independent auditors’ report and notes thereto, included in Retail Opportunity Investment Corp.’s Current Report on Form 8-K filed with the SEC on May 29, 2013.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Retail Opportunity Investments Corp., 8905 Towne Centre Drive, San Diego, California 92122, telephone: (858) 677-0900.

Retail Opportunity Investments Partnership, LP

$

            % Senior Notes due 2023

fully and unconditionally guaranteed by

Retail Opportunity Investments Corp.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

US Bancorp

Wells Fargo Securities

                        , 2013